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                                                                       EXHIBIT 5
                                 August 7, 2000


The Board of Directors
Bassett Furniture Industries, Incorporated
P.O. Box 626
3525 Fairystone Park Highway
Bassett, Virginia 24055

     RE:  Registration Statement on Form S-8

Dear Board:

     We refer to the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), on behalf of Bassett Furniture Industries, Incorporated (the "Company"), relating to (i) 400,000 shares of the Company's Common Stock, par value $5.00 per share (the "Common Stock") to be offered and sold pursuant to the Company's 2000 Employee Stock Purchase Plan; (ii) 500,000 shares of Common Stock to be offered and sold pursuant to the Company's 1997 Employee Stock Plan; and (iii) 50,000 shares of Common Stock to be offered and sold pursuant to the Company's 1993 Stock Plan for Non-Employee Directors. For purposes of this opinion, the three aforementioned plans are referred to as the "Plans" and the 950,000 shares of Common Stock being registered are referred to as the "Shares".

     We have examined copies, certified or otherwise identified to our satisfaction, of the Plans and such corporate records and other documents as we have considered necessary or appropriate for the purposes of this opinion and have made such inquiries of officers and representatives of the Company as to factual matters as we have considered relevant and necessary as a basis for this opinion. Based on the foregoing and to the extent the Shares are to be issued by the Company pursuant to the Plans, we advise you that in our opinion all necessary corporate proceedings by the Company to authorize such issuance has been duly taken and that the Shares being registered pursuant to the Registration Statement, when issued and paid for in accordance with the terms of the Plans, will be duly authorized, validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. This consent is not to be construed as an admission that we are persons whose consent is to be filed with the Registration Statement under the provisions of the Securities Act.

                                 Very truly yours,

                                 /s/ McGuireWoods LLP